Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 33-26145, No. 333-33165, No. 333-88161, No. 33-58291 and No. 333-103076 of Hutchinson Technology Incorporated on Form S-8 and Post-Effective Amendment No. 10 to Registration Statement No. 333-104074 of Hutchinson Technology Incorporated on Form S-3 of our report dated December 1, 2004, appearing in this Annual Report on Form 10-K of Hutchinson Technology Incorporated for the year ended September 26, 2004.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
December 9, 2004